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                                  PRESS RELEASE
                    FOR RELEASE FEBRUARY 9, 2006 AT 4:00 P.M.

                          For More Information Contact
                                  David Meadows
                                 (410) 256-5000
                          Baltimore County Savings Bank

                               BCSB BANKCORP, INC.
                        REPORTS DECEMBER 31, 2005 RESULTS

BCSB Bankcorp, Inc. (NASDAQ: BCSB), the holding company for Baltimore County Savings Bank, FSB, reported a net loss of $119,000 or ($0.02) per basic and diluted share for the three months ended December 31, 2005. This compares to net income of $86,000 or $0.01 per basic and diluted share for the same period in 2004. During the quarter, assets remained steady at $812.7 million at September 30, 2005 compared to $812.6 million as of December 31, 2005, while deposits increased by $9.1 million or 1.5% from $597.7 million at September 30, 2005 to $606.8 million at December 31, 2005. The increase in deposits was achieved through normal marketing efforts and the opening of two new offices in Sparks and Honeygo, Maryland. Earnings for the quarter were impacted by rising short term rates both on borrowings and deposits which were not completely offset by rising rates on loan products which generally have a longer term. Improvements in spread should occur over time as long term rates continue to rise and funds are re-invested in higher yielding assets and borrowings are reduced.

In light of reduced earnings resulting from the continued flat yield curve and higher non-interest expenses, President Gary C. Loraditch announced that the Board has adopted a number of strategies including a three year business plan designed to enhance earnings. The strategies included increased operating efficiencies, restructuring the Bank's balance sheet to reduce the Bank's investment portfolio and redirect cash flow to higher yielding loan products and leveraging the Bank's branch network by introducing additional products over the upcoming years.

President Loraditch stated, "We want to capitalize on our traditional strength as a solid residential community bank with a competitive product mix. During the business plan process, we realized that we could consolidate several of our operational departments utilizing new technologies provided by the Bank's data processing conversion and still deliver the convenience and service for which the Bank has been known." Interest income increased by $963,000 or 11.2% from $8.6 million for the 3 months ended December 31, 2004 to $9.6 million for the 3 months ended December 31, 2005. Interest and fees on loans increased by $1.1 million or 19.2% from $5.6 million for the 3 months ended December 31, 2004 to $6.7 million for the 3 months ended December 31, 2005. These increases were due to an increase in the average balance of loans by $69.8 million from $387.4 million as of December 31, 2004 to $457.3 million as of December 31, 2005.

BCSB Bankcorp, Inc. is the holding company of Baltimore County Savings Bank, FSB which was founded in 1955. The Bank currently operates eighteen offices throughout the Baltimore metropolitan area. BCSB Bankcorp, Inc. became a publicly traded mutual holding company in July 1998.

This press release contains statements that are forward-looking, as that term is defined by the Private Securities Litigation Reform Act of 1995 or the Securities and Exchange Commission in its rules, regulations, and releases. The company intends that such forward-looking statements be subject to the safe harbors created thereby. All forward-looking statements are based on current expectations regarding important risk factors, including but not limited to real estate values, local and national economic conditions and the impact of interest rates on financing. Accordingly, actual results may differ from those expressed in the forward-looking statements, and the making of such statements should not be regarded as a representation by the company or any other person that results expressed therein will be achieved. The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.


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                               BCSB Bankcorp, Inc.
                         Summary of Financial Highlights
                 Consolidated Statements of Financial Condition
                                   (Unaudited)


                                                                 December 31,                September 30,
                                                                     2005                         2005
                                                                            (Dollars in Thousands)
ASSETS
Cash, equivalents and time deposits                            $          30,709            $         23,529
Investment Securities                                                    152,508                     153,381
Loans and Mortgage Backed Securities                                     585,107                     592,937
Other Assets                                                              44,298                      42,898
                                                               -----------------            ----------------
TOTAL ASSETS                                                   $         812,622            $        812,745
                                                               =================            ================

LIABILITIES
Deposits                                                       $         606,778            $        597,669
Borrowed Money                                                           135,403                     144,796
Junior Subordinated Debentures                                            23,197                      23,197
Other Liabilities                                                          6,527                       5,043
                                                               -----------------            ----------------
TOTAL LIABILITIES                                                        771,905                     770,705
TOTAL STOCKHOLDERS' EQUITY                                                40,717                      42,040
                                                               -----------------            ----------------
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY                       $         812,622            $        812,745
                                                               =================            ================
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
                      Consolidated Statements of Operations
                                   (Unaudited)


                                                                   Three Months ended December 31,
                                                                     2005                  2004
                                                                       (Dollars in thousands
                                                                       except per share data)
Interest Income                                                   $    9,596            $     8,633
Interest Expense                                                       5,970                  4,624
                                                                  ----------            -----------
Net Interest Income                                                    3,626                  4,009
(Reversal) Provisions for Loan Losses                                   (109)                   120
                                                                  ----------            -----------
Net Interest Income After (Reversal) Provision for Loan Losses         3,735                  3,889
Total Non-Interest Income                                                265                    298
Total Non-Interest Expenses                                            4,275                  4,114
                                                                  ----------            -----------
Income Before Tax provision (benefit)                                   (275)                    73
Income Tax (benefit)                                                    (156)                   (13)
                                                                  ----------            -----------
NET (LOSS) INCOME                                                 $     (119)           $        86
                                                                  ----------            -----------

Basic and Diluted (Loss) Earnings Per Share                       $    (0.02)           $      0.01
                                                                  ----------            -----------
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